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                                                                    EXHIBIT 10.7


                               AMENDMENT NO. 3 TO
                          NETCENTER SERVICES AGREEMENT

                                  NO. 004327-3

This Amendment No. 3 ("Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and Excite, Inc., a company organized under the laws of California, with principal offices at 555 Broadway, Redwood City, CA 94063 ("Excite") and effective as of the date of execution by Netscape ("Amendment Effective Date").

WHEREAS, the parties have entered into a Netcenter Services Agreement effective April 29, 1998, as amended (the "Agreement"); and

WHEREAS, the parties wish to modify and supplement the provisions of the Agreement;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1. Section 3 of Exhibit B (Payment Terms) of the Agreement shall be amended in its entirety as follows:

          "3. Payment. Excite agrees that Netscape will earn as Netscape Revenue
          * per quarter. Amounts, once earned as Netscape Revenue, will no be available to offset amounts payable by Excite to Netscape in future periods. In addition, once Excite generates Revenue up to the point at which * % of Revenue in year one plus * % of Revenue in year two equals $ * million, Excite shall pay to Netscape * % of the Revenue, commencing from such date through the Term. Excite agrees to pay all Traffic Payments."

     In no event may this Amendment obligate Excite to pay additional amounts to Netscape, nor may this Amendment results in an acceleration of any payments as compared to the payments that would have been due under the terms of the Agreement.

2. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.

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* Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.


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3.   Except as explicitly modified, all terms, conditions and provisions of the
     Agreement shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representative, effective as of the Amendment Effective Date.

NETSCAPE COMMUNICATIONS                   EXCITE, INC.
CORPORATION

By: /s/ Noreen Bergin                By: /s/ Robert C. Hood
    -----------------------------        -----------------------------
        Signature                            Signature

Name:   Noreen Bergin                Name:   Robert C. Hood
      ---------------------------         ----------------------------
        Print or Type                        Print of Type

Title:  SVP Finance and Corporate    Title:  EVP-CFO
        Controller
      ---------------------------          ---------------------------
Date:       7-31-98                  Date:       7-31-98
      ---------------------------          ---------------------------

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